UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2024

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 19, 2024, OneMedNet Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders as a virtual meeting online via live audio webcast (the “Annual Meeting”). There were 27,987,427 shares of common stock entitled to be voted at the Annual Meeting, of which 23,320,278 shares were voted in person or by proxy. The results of each item voted at the Annual Meeting are set forth below.

Proposal 1. Election of Class I Directors. The stockholders elected the following three Class I directors to hold office until the Company’s 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The voting results were as follows:

Director	For	Withhold	Broker Non-Votes
Eric Casaburi	20,913,825	76,904	2,329,549
Aaron Green	20,979,581	11,148	2,329,549
Dr. Thomas Kosasa	20,957,245	33,484	2,329,549

Proposal 2. Ratification of Appointment of Withum Smith+Brown, PC as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Withum Smith+Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The voting results were as follows:

For	Against	Abstain
23,286,649	28,172	5,457

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024

ONEMEDNET CORPORATION

By:	/s/ Aaron Green
Aaron Green
Chief Executive Officer